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                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is made as of the 9th day of September, 1997, by and between American Telecasting, Inc., a Delaware corporation (the "Company"), and David K. Sentman ("Employee").

     WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of the 10th day of August, 1995 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee wish to extend the term of the Employment Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

          2. Term of Agreement. The term of this Agreement shall commence on the date first written above (the "Effective Date") and such term and the employment hereunder shall continue, unless earlier terminated in accordance with terms of Paragraph 4, for a period of four (4) years (the "Term of Employment").

     2. Except as set forth herein, the Employment Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have properly and duly executed this Amendment as of the date first written above.

AMERICAN TELECASTING, INC.                        EMPLOYEE



By: /s/ ROBERT D. HOSTETLER                       /s/ DAVID K. SENTMAN
    -------------------------------               ------------------------------
    Robert D. Hostetler                           David K. Sentman
    President and
      Chief Executive Officer